UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2025
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 23, 2025, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it has been awarded contracts from various agencies to equip emergency response system vehicles with FingerMotion’s Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”), in order to enhance these agencies’ communication and coordination capabilities.

These contracts had been previously secured through a competitive public tender process that rigorously reviewed our technical capability, cost-effectiveness, and regulatory compliance. Our subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) emerged as the clear and preferred partner, offering tailored solutions that meet and exceed the requirements of our customers.

“This next step in our Emergency Response Program reaffirms our position as a trusted leader in the space of rapid emergency response solutions,” said Martin Shen, CEO of FingerMotion. “Our C2 Platform equipped emergency response vehicle bridges communication gaps during emergencies, enabling first responders to act swiftly and effectively while working on time-critical rescue and response efforts. These new contracts reflect the growing trust the emergency response agencies place in our solutions and our ability to consistently deliver innovation, and reliability. We plan to aggressively expand the market reach of our emergency response solutions through collaboration with our partners in this space.”

As previously noted, the program has been jointly designed and developed by JiuGe Technology and SAIC Motor Corporation Ltd. (“SAIC Maxus”). The emergency response vehicle features the Advanced Satellite Emergency Command Platform, which includes a unified in-vehicle communications unit, a smart PTZ (pan-tilt-zoom) camera, a satellite communications terminal for continuous video, voice, and data communication, an unmanned aerial vehicle, and a multimedia command and dispatch system integrating with multiple mobile (4G/5G), satellite, and private networks.

By incorporating mobile and satellite connectivity, the platform ensures uninterrupted communication for first responders and agencies even in the most challenging environments. This allows for accurate, critical information to be received in real-time, enabling effective decision-making and mission planning.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated January 23, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: January 23, 2025	By:	/s/ Martin J. Shen
Martin J. Shen CEO and Director

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